                                                         EXHIBIT 99.17(B)(4)(ii)

--------------------------------------------------------------------------------

                                PRESENTATION TO

                          THE SPECIAL COMMITTEE OF THE

                               BOARD OF DIRECTORS

                                       OF

                                     WONDER

                                JANUARY 31, 1996

-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

 TABLE OF CONTENTS

                                                     EXHIBIT
          TRANSACTION SUMMARY..............             1

          VALUATION ANALYSES...............             2

          PROFILE OF TOM...................             3

          PROFILE OF THE COMBINED COMPANY..             4

Note: All projections and estimates of future events are strictly those of, and the following analyses are based upon financial and other information provided to DLJ by, Wonder, Tom and their respective managements.

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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------



                              TRANSACTION SUMMARY



-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
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TRANSACTION OVERVIEW

     .  Merge Tom with a wholly-owned subsidiary of Wonder

     . Tom's Class A shareholders receive $30 per share (aggregate consideration of $40.5 million) in Wonder Common Stock or cash, at their option

     . On account of all of his equity and voting interests in Tom, Trump receives aggregate consideration of $40.5 million in Wonder Common Stock equivalents

     . Tom's Class B shares are redeemed for $0.50 per share in cash (aggregate consideration of $0.4 million)

     . Trump receives warrants to purchase 600,000 shares of Wonder Common Stock at a $30.00 strike price (three-year term), 600,000 shares of Wonder Common Stock at a $35.00 strike price (four-year term) and 600,000 shares of Wonder Common Stock at a $40.00 strike price (five-year term)

     . Pay $10 million cash to BT on behalf of Trump for consent and releases by BT

     .  Redeem Tom First Mortgage Bonds at par

     .  Refinance NatWest loan at a discount

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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

TRANSACTION OVERVIEW (CONT'D.)

     .  Tender or Defease Plaza First Mortgage Bonds

     . Issue approximately $1.2 billion of New First Mortgage Notes secured by Tom and Plaza

     .  Raise $140 million in Wonder public equity offering

     . Purchase land held by Trump Realty and remove First Fidelity contingent liability and receive releases with payment of $50 million in cash and 500,000 shares of Wonder Common Stock

     .  Trump management fee at Tom eliminated

     .  Amend covenants of the 15.5% Senior Secured Notes

     .  Exercise Trump Plaza East option at exercise price of $28 million


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
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NEW FINANCING STRUCTURE

     . Issue approximately $1.2 billion of New First Mortgage Notes secured by Tom and Plaza

     .  Advantages over old Tom standalone refinancing structure:

        -  Extend maturity of long-term debt at Tom and Plaza
        -  Eliminate refinancing event at Plaza in 2001
        -  Use excess cash flow of Plaza for Tom expansion
        -  Greater covenant flexibility than current Plaza Bonds
        -  Increases likehood that financing consummated on acceptable terms
        -  Eliminates conflict of interest concerns between bondholders
        - Resolves allocation issue with respect to potential synergies from merger


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
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SOURCES AND USES
($ in thousands)

SOURCES OF FUNDS                                                USES OF FUNDS
----------------------------------------------------            --------------------------------------------------------
Cash Sources                                                    Cash Uses
------------                                                    ---------
Excess Cash(/1/)                          $   46,947            Payment to First Fidelity                     $   50,000
New First Mortgage Notes                   1,180,000            Payment to BT                                     10,000
Additional Equity Issued to Public           140,000            Retire Tom First Mortgage Bonds(/2/)             793,767
                                          ----------            Satisfy Tom Natwest Loan                          36,500
                                                                Retire Plaza First Mortgage Notes(/3/)           377,790
                                                                Exercise Trump Plaza East Option                  28,000
                                                                Purchase Class B Shares                              390
                                                                Transaction Exp. and Working Capital(/4/)         70,500
                                                                                                              ----------
   Total Cash Sources                      1,366,947              Total Cash Uses                              1,366,947

Non-Cash Sources                                                Non-Cash Uses
----------------                                                -------------
Equity Issued to Taj Class A(/5/)             40,500            Purchase Class A and C Shares                     81,000
Equity Issued to Taj Class C                  40,500            Equity to First Fidelity(/6/)                     10,000
Equity to First Fidelity(6)                   10,000                                                          ----------
                                          ----------              Total Uses                                  $1,457,947
  Total Sources                           $1,457,947                                                          ==========
                                          ==========

------------------------
(1) Although Tom will have $55.0 million of excess cash, only $47 million will be used in the Acquisition in order to provide a working capital cushion.
(2) Includes Additional Amount through the redemption date.
(3) Assumes 90% of Mortgage Bonds tendered at Treasurys + 100 b.p. and 10% are defeased.
(4) Includes $5 million consent fee for Senior Secured Noteholders and $6 million if 100% of Plaza Mortgage Bonds are defeased.
(5) Assumes Class A shareholders will receive Wonder stock in the Acquisition.
(6) Assumes $20.00 Wonder stock price.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE
                                      -4-
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PROJECT WONDER
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OWNERSHIP SUMMARY(/1/)

                                                                                                   POST
                                                                                               ACQUISITION(2)
                                                                                  POST            & EQUITY
                                   PRE-ACQUISITION                           ACQUISITION(2)      OFFERING &
                               ----------------------         POST              & EQUITY            TRUMP
                                WONDER          TOM       ACQUISITION(/2/)      OFFERING          WARRANTS
                               --------        ------     ----------------   --------------    -------------
Trump........................   39.7%          50.0%           40.7%              30.7%             34.8%
Class A......................     -            50.0%            9.5%               7.1%              6.7%
Public.......................   60.3%            -             47.5%              60.4%             56.8%
First Fidelity...............     -              -              2.3%               1.8%              1.7%
                               -----          -----           -----              -----             -----
  Total......................  100.0%         100.0%          100.0%             100.0%            100.0%

------------------------
(1) Assumes $20.00 Wonder stock price and $140mm primary equity offering.
(2) Assumes Tom's Class A shareholders receive Wonder stock.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
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CAPITALIZATION SUMMARY
($ in millions)

                                                 ESTIMATED AT 12/31/95            PRO
                                               -------------------------         FORMA             % OF TOTAL
                                                 WONDER          TOM            COMBINED         CAPITALIZATION
                                               ----------    -----------        --------         --------------
Excess Cash................................... $     15.1    $      55.0        $   28.7                 --
Cage/Restricted Cash..........................       12.0           25.0            37.0                 --
                                               ----------    -----------        --------              -----
Total Cash.................................... $     27.2    $      80.0        $   65.7                 --
                                               ==========    ===========        ========              =====

Long-Term Debt:
  Tom NatWest Loan............................ $      0.0    $      44.9        $    0.0                0.0%
  Tom 11.35% First Mortgage Bonds.............        0.0          793.8 (1)         0.0                0.0
  Wonder 10.88% First Mortgage Bonds..........      330.0            0.0             0.0                0.0
  Wonder 15.50% Senior Secured Notes..........      155.0            0.0           155.0               10.4
  New First Mortgage Notes....................        0.0            0.0         1,180.0               79.1
  Other Debt..................................       13.9            1.2            15.1                1.0
                                               ----------    -----------        --------              -----
  Total Long-Term Debt........................      499.0          839.9         1,350.1               90.5

Equity........................................       49.2          (84.6)(2)       141.9                9.5
                                               ----------    -----------        --------              -----
Total Capitalization.......................... $    548.2    $     755.3        $1,492.0              100.0%
                                               ==========    ===========        ========              =====
Contingent Liabilities
  First Fidelity.............................. $      0.0    $      30.0 (3)    $    0.0                 --

------------------------
(1) Includes accrued PIK interest through March 31, 1996.
(2) Gives effect to loss associated with redemption of First Mortgage Bonds.
(3) Currently booked on Tom's balance sheet at $17 million which represents the present value of the obligation.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE
                                      -6-
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PROJECT WONDER
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PURCHASE PRICE SUMMARY
($ in millions)

                                                              EXCLUDING          INCLUDING
                                                                 FEES               FEES
                                                              ---------          ---------
Purchase Equity..............................................  $   81.4           $   81.4
Assumed Value of Warrants to Trump(/1/)......................       6.5                6.5
                                                               --------           --------
  Equity Purchase Price......................................      87.9               87.9
Payment to First Fidelity:
  Cash.......................................................      50.0               50.0
  Equity(/2/)................................................      10.0               10.0
Payment to BT................................................      10.0               10.0
Retire Old First Mortgage Bonds(/3/).........................     793.8              793.8
Satisfy NatWest Loan.........................................      36.5               36.5
Transaction Fees and Expenses................................       0.0               70.5
Less:  Excess Cash on Hand...................................     (55.0)             (55.0)
                                                               --------           --------
  Enterprise Value...........................................  $  933.2           $1,003.7
                                                               ========           ========

------------------------
(1) Black-Scholes analysis used to value Trump warrants. Assumed volatility of 35%.
(2) Assumes $20.00 Wonder stock price.
(3) Includes accrued PIK interest through March 31, 1996.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
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SUMMARY PURCHASES PRICE MULTIPLES
($ in millions)

                                                                PURCHASE PRICE MULTIPLES             PURCHASE PRICE MULTIPLES
                                TOM FINANCIAL RESULTS                INCLUDING FEES                       EXCLUDING FEES
                              --------------------------     -----------------------------         -----------------------------
                              EXCLUDING      INCLUDING       EXCLUDING         INCLUDING           EXCLUDING          INCLUDING
                              SYNERGIES     SYNERGIES(1)     SYNERGIES        SYNERGIES(1)         SYNERGIES         SYNERGIES(1)
                              ---------     ------------     ---------        ------------         ---------         ------------
1995 ESTIMATED
--------------
      Revenues................. $554.0       $    554.0          1.8x              1.8x               1.7x               1.7x
      EBITDA...................  138.1            156.4          7.3               6.4                6.8                6.0
      EBIT.....................   94.3            112.6         10.6               8.9                9.9                8.3
      Book Value...............   40.3               --          2.2              --                  2.2               --

1996 BUDGET
-----------
      Revenues................. $583.4       $    583.4          1.7x              1.7x               1.6x               1.6x
      EBITDA...................  161.0            179.3          6.2               5.6                5.8                5.2
      EBIT.....................  112.8            131.1          8.9               7.7                8.3                7.1
      Book Value...............   --               --           --                --                 --                 --

------------------------
(1) Assumes $18.3 million in synergies expected to be achieved in FY 1997.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE
                                     -8-
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PROJECT WONDER
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STRATEGIC RATIONALE

     .  Creates one of the largest gaming companies in the United States

     .  Significant presence in growing Atlantic City market

        - Combined company will have approximately one-quarter of Atlantic City's hotel rooms, gaming space, slots and tables

     .  Alleviates Trump conflict-of-interest concerns

     .  $20.6 million in expected annual cost savings in FY 1998

     . Provides critical mass necessary to compete effectively for new gaming licenses

     .  Extends maturity of Tom long-term debt to allow for expansion plan


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
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                               VALUATION ANALYSES



-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

VALUATION RELATIVE TO PROPOSAL

 .  Methodologies

   - Comparable companies analysis
   - Comparable M&A transactions analysis
   - Discounted cash flow analysis
   - Contribution analysis


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
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PUBLIC COMPANY COMPARABLE ANALYSIS
($ in millions)

                                         IMPLIED TOM MULTIPLES      IMPLIED TOM MULTIPLES
                                            INCLUDING FEES             EXCLUDING FEES          COMPARABLE COMPANY
                             TOM        ------------------------  ------------------------        MULTIPLES(1)
                          FINANCIAL     EXCLUDING    INCLUDING    EXCLUDING     INCLUDING   ----------------------
                          RESULTS(2)    SYNERGIES   SYNERGIES(3)  SYNERGIES   SYNERGIES(3)   LOW    AVERAGE   HIGH    BALLY ENT.
                          ----------    ---------   ------------  ---------   ------------  -----   -------   ----    ----------
ENTERPRISE VALUE/
  LTM Revenues............. $554.0         1.8x        1.8x          1.7x        1.7x        0.9x     1.8x     2.9x       1.8x
  LTM EBITDA...............  138.1         7.3         6.4           6.8         6.0         4.5      7.9     13.5        6.9
  LTM EBIT.................   94.3        10.6         8.9           9.9         8.3         6.1     11.5     20.9        9.8
  1996P EBITDA.............  161.0         6.2         5.6           5.8         5.2         4.1      6.6      9.5        5.8

PRICE/
  1995P Net Income.........     NM          NM          NM            NM          NM        10.4x    20.5x    38.1x      21.7x
  1996P Net Income.........     NM          NM          NM            NM          NM         7.2     15.4     23.0       16.7
  Book Value...............   40.3         2.2          --           2.2          --         0.9      2.5      4.4        1.3

------------------------
(1) Comparable casino hotel companies includes Harrah's Entertainment, Bally Entertainment, Rio Hotels, Showboat, Aztar, Griffin Gaming, Hollywood Casinos, Mirage, MGM Grand and Stratosphere.
(2) Tom LTM results represent estimated FY1995, excluding synergies.
(3) Assumes $18.3 million in synergies expected to be achieved in FY 1997.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

COMPARABLE MERGER AND ACQUISITIONS VALUATION ANALYSIS
($ in millions)

                                         IMPLIED TOM MULTIPLES    IMPLIED TOM MULTIPLES
                                             INCLUDING FEES           EXCLUDING FEES        AVERAGE        AVERAGE
                                TOM      -----------------------  -----------------------    CASINO         SINGLE       ITT-
                             FINANCIAL   EXCLUDING   INCLUDING    EXCLUDING   INCLUDING      RESORT        PROPERTY     CAESARS
                             RESULTS(1)  SYNERGIES  SYNERGIES(2)  SYNERGIES  SYNERGIES(2)  MULTIPLES(3)  MULTIPLES(3)  MULTIPLE
                             ----------  ---------  ------------  ---------  ------------  ------------  ------------  --------
ENTERPRISE VALUE/
LTM Revenues.................. $554.0       1.8x        1.8x         1.7x        1.7x           1.6x           1.4x       1.8x
LTM EBITDA....................  138.1       7.3         6.4          6.8         6.0            8.7            8.4        9.1
LTM EBIT......................   94.3      10.6         8.9          9.9         8.3           12.2           11.0       13.5

EQUITY VALUE/
1995P Net Income..............     NM        NM          NM           NM          NM             --             --       23.3x
Book Value....................   40.3       2.2          --          2.2          --             --             --        2.9

------------------------
(1) Tom LTM results represent estimated FY 1995, excluding synergies.
(2) Assumes $18.3 million in synergies expected to be achieved in FY 1997.
(3) Average excludes high and low.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW VALUATION
($ in millions)

ENTERPRISE VALUES WITH TOM EXPANSION
------------------------------------

                                             WEIGHTED AVERAGE COST OF CAPITAL
                              -------------------------------------------------------------------
                                8.0%       9.0%       10.0%       11.0%       12.0%       13.0%
                              --------   --------    --------    --------    --------    --------
                       5.0X   $1,417.0   $1,357.5    $1,301.0    $1,247.5    $1,196.8    $1,148.6
TERMINAL               6.0     1,636.0    1,566.6     1,500.9     1,438.5     1,379.4     1,323.3
EBITDA                 7.0     1,855.1    1,775.8     1,700.7     1,629.5     1,562.0     1,497.9
MULTIPLE               8.0     2,074.1    1,985.0     1,900.5     1,820.5     1,744.6     1,672.6
                       9.0     2,293.1    2,194.1     2,100.4     2,011.5     1,927.2     1,847.3
                      10.0     2,512.2    2,403.3     2,300.2     2,202.5     2,109.9     2,022.0


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                                                    DONALDSON, LUFKIN & JENRETTE
                                      -4-
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PROJECT WONDER
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW VALUATION (CONT'D)
($ in millions)

ENTERPRISE VALUES WITHOUT TOM EXPANSION
---------------------------------------

                                             WEIGHTED AVERAGE COST OF CAPITAL
                              -------------------------------------------------------------------
                                8.0%       9.0%       10.0%       11.0%       12.0%       13.0%
                              --------   --------    --------    --------    --------    --------
                       5.0X   $1,148.5   $1,104.0    $1,061.8    $1,021.6    $  983.5    $  947.2
TERMINAL               6.0     1,298.3    1,247.0     1,198.4     1,152.2     1,108.4     1,066.7
EBITDA                 7.0     1,448.0    1,390.0     1,335.0     1,282.8     1,233.2     1,186.1
MULTIPLE               8.0     1,597.8    1,533.0     1,471.6     1,413.4     1,358.1     1,305.5
                       9.0     1,747.5    1,676.1     1,608.3     1,544.0     1,482.9     1,424.9
                      10.0     1,897.3    1,819.1     1,744.9     1,674.5     1,607.8     1,544.4


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                                                    DONALDSON, LUFKIN & JENRETTE
                                      -5-
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PROJECT WONDER
--------------------------------------------------------------------------------

CONTRIBUTION ANALYSIS

RELATIVE ENTERPRISE VALUATION CONTRIBUTION(1):


           INCLUDING FEES                              EXCLUDING FEES
------------------------------------       -----------------------------------
Wonder.......................  45.4%       Wonder......................  47.2%
Tom..........................  54.6%       Tom.........................  52.8%


                                              PROJECTED
                                 -----------------------------------
                                 1995           1996            1997
                                 ----           ----            ----
REVENUES:
  Wonder........................ 37.6%          51.5%           54.2%
  Tom........................... 62.4%          48.5%           45.8%
EBITDA:
  Wonder........................ 34.6%          47.2%           49.4%
  Tom........................... 65.4%          52.8%           50.6%
EBIT:
  Wonder........................ 37.7%          51.1%           50.7%
  Tom........................... 62.3%          48.9%           49.3%
NET INCOME:
  Wonder........................   NM             NM              NM
  Tom...........................   NM             NM              NM
BOOK VALUE:
  Wonder........................ 45.0%            --              --
  Tom........................... 55.0%            --              --


------------------------
(1)  Assumes $20.00 Wonder stock price.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE
                                      -6-

PROJECT WONDER
--------------------------------------------------------------------------------

                                              PROJECTED
                                 -----------------------------------
                                 1995           1996            1997
                                 ----           ----            ----
REVENUES:
  Wonder........................ 37.6%          51.5%           54.2%
  Tom........................... 62.4%          48.5%           45.8%
EBITDA:
  Wonder........................ 34.6%          47.2%           49.4%
  Tom........................... 65.4%          52.8%           50.6%
EBIT:
  Wonder........................ 37.7%          51.1%           50.7%
  Tom........................... 62.3%          48.9%           49.3%
NET INCOME:
  Wonder........................   NM             NM              NM
  Tom...........................   NM             NM              NM
BOOK VALUE:
  Wonder........................ 45.0%            --              --
  Tom........................... 55.0%            --              --


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


                                 PROFILE OF TOM



-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

TOM CORPORATE PROFILE

 .   Largest casino hotel facility in Atlantic City

 .   Since commencing operations in 1990:

    - #1 in total gaming revenue
    - #1 in table revenues
    - #1 in slot revenues

 .   Top performer in the Atlantic City market in terms of Revenues and EBITDA

 .   First class hotel and entertainment facilities

 .   Expansion plan provides upside significant potential


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

TOM SUMMARY HISTORICAL FINANCIAL INFORMATION
($ in millions)

                                                         FISCAL YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------------
                                                  1992         1993        1994(1)       1995
                                                 ------       ------      --------      -------
Net Revenues...................................  $469.8       $498.9      $ 517.2       $ 554.0
  Growth.......................................     7.2%         6.2%         3.7%         6.7%
EBITDA(2)......................................   107.0        124.1        120.0        133.5
  Margin.......................................    22.8%        24.9%        23.2%        24.9%
EBIT...........................................    68.0         84.5         76.6           --
  Margin.......................................    14.5%        16.9%        14.8%          --

Cash Interest Expense..........................      --           --           --         78.3
Total Interest Expense.........................      --           --           --        117.3
Capital Expenditures...........................    12.1         16.8         23.0         25.3

Total Debt (Face)..............................      --           --           --        826.1
Total Debt + Contingent Liabilities............      --           --           --        856.1

------------------------
(1) Excludes non-recurring charges.
(2) EBITDA figures are after Trump Realty lease payments and Trump management fee.


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

TOM STAND-ALONE PROJECTED FINANCIAL SUMMARY
($ in millions)

                                                FISCAL YEAR ENDING DECEMBER 31,
                                   -------------------------------------------------------
                                   1995PF(1)   1996      1997      1998     1999     2000
                                   ---------  ------    ------    ------   ------   ------
Net Revenues
  Current Property                  $554.0    $583.4    $612.5    $646.2   $672.1   $702.3
  Expansion                            0.0       0.0      74.6      99.8    161.8    231.5
                                    ------    ------    ------    ------   ------   ------
    Total                            554.0     583.4     687.1     746.0    833.9    933.8
    Growth Rate                        6.7%      4.2%     17.8%      8.6%    11.8%    12.0%

EBITDA
  Current Property                   138.1     161.0     175.4     194.9    205.0    220.0
  Expansion                            0.0       0.0      33.0      46.3     72.6    101.8
                                    ------    ------    ------    ------   ------   ------
    Total                            138.1     161.0     208.4     241.2    277.6    321.8
    Margin                            24.9%     27.6%     30.3%     32.3%    33.3%    34.5%

EBIT
  Current Property                    94.3     112.8     140.1     161.3    169.7    182.9
  Expansion                            0.0       0.0      25.5      36.0     59.3     83.1
                                    ------    ------    ------    ------   ------   ------
    Total                             94.3     112.8     165.6     197.3    229.0    266.0
    Margin                            18.0%     19.3%     24.1%     26.5%    27.5%    28.5%

Capital Expenditures
  Maintenance                         28.5      28.6      25.0      25.0     25.0     35.0
  Expansion                            0.0      26.2      83.6      75.6     53.1     10.9
                                    ------    ------    ------    ------   ------   ------
    Total                           $ 28.5    $ 54.8    $108.6    $100.6   $ 78.1   $ 45.9

------------------------
(1) Includes Add-back of Trump Realty lease expense and Trump management fee.


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                                                    DONALDSON, LUFKIN & JENRETTE
                                      -3-
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PROJECT WONDER
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TOM EXPANSION PLAN
($ in millions)

                                                                                   ESTIMATED
                                                                                     COST
                                                                                   ---------
Phase I (1996-1997)        Conversion of entertainment arena into 60,000
                           sq. ft. of casino space                                    $ 53

                           New entertainment area built on steel pier                    8

Phase II (1997-1998)       2,200 car parking garage                                     26

Phase III (1998-1999)      Two 640 room hotel towers                                   160
                                                                                      ----
                                                           Total cost                 $247
                                                                                      ====


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------



                        PROFILE OF THE COMBINED COMPANY




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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

SUMMARY OF CONSOLIDATED SYNERGIES
($ in millions)

                                                              FYE DECEMBER 31,
                                                        ---------------------------
                                                         1996       1997       1998
                                                        ------     -----      -----
Position / Department Rationalization:
   Senior Positions Eliminated                                     $ 1.3      $ 1.3
   Department Reductions                                             5.6        5.6
Operational Cost Savings:
   Purchasing Discounts (4% on $160 million)                         6.4        6.4
   Mail Volume Discounts                                             1.0        1.0
   Combining Laundry Facilities                                      1.5        1.5
   Combining In-House Litigation Services                            1.0        1.0
   Combining Health Insurance Coverage                               1.0        1.0
   Other Operational Savings                                         0.5        0.5
Combining Reservations Department                                     --        1.3
Other Efficiencies                                                    --        1.0
                                                        ------     -----      -----
     TOTAL                                              $  9.0     $18.3      $20.6
                                                        ======     =====      =====


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

PRO FORMA COMBINED FINANCIAL SUMMARY(1)
($ in millions)
--------------------------------------------------------------------------------

                                                      FISCAL YEAR ENDING DECEMBER 31,
                                                     --------------------------------
                                                                       PROJECTED
                                                     ESTIMATED   ---------------------
                                                      PF 1995       1996        1997
                                                     ---------   ---------   ---------
TOM(2)
-----
Revenues........................................      $ 554.0    $   583.4   $  612.5
EBITDA..........................................        138.1        161.0      175.4
EBIT............................................         94.3        112.8      140.1

WONDER(3) (4)
------
Revenues........................................      $ 333.2    $   620.4   $  724.5
EBITDA..........................................         73.0        140.8      168.2
EBIT............................................         57.1        114.8      141.2
Net Income......................................        (13.9)        28.9       43.7
EPS(5)..........................................        (0.83)        1.72       2.60

PRO FORMA COMBINED (EXCLUDES SYNERGIES
AND TOM EXPANSION)(6)
----------------------------------------
Revenues........................................      $ 887.2    $ 1,203.8   $1,337.0
EBITDA..........................................        211.1        304.9      346.7
EBIT............................................        146.6        225.9      279.7
Net Income......................................        (34.0)        29.8       60.7
EPS(3)..........................................        (1.20)        1.05       2.14

------------------------
(1) Assumes $20.00 Wonder stock price.
(2) 1995 pro forma for add-back of the Trump management fee and Trump Realty lease payment.
(3) 1995 results pro forma for current capital structure, tax rate and G&A expenses and assumes $2.3 million of corporate overhead.
(4) Excludes pre-opening expenses.
(5) Reported 1995 EPS will be approximately ($0.20) per share representing the period from June 7 through December 31, 1995.
(6) $3.1 million penthouse lease expense is added back since Trump Plaza East option assumed to be exercised.

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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


                                                      FISCAL YEAR ENDING DECEMBER 31,
                                                     --------------------------------
                                                                       PROJECTED
                                                     ESTIMATED   ---------------------
                                                      PF 1995       1996        1997
                                                     ---------   ---------   ---------
TOM(2)
-----
Revenues........................................      $ 554.0    $   583.4   $  612.5
EBITDA..........................................        138.1        161.0      175.4
EBIT............................................         94.3        112.8      140.1

WONDER(3) (4)
------
Revenues........................................      $ 333.2    $   620.4   $  724.5
EBITDA..........................................         73.0        140.8      168.2
EBIT............................................         57.1        114.8      141.2
Net Income......................................        (13.9)        28.9       43.7
EPS(5)..........................................        (0.83)        1.72       2.60

PRO FORMA COMBINED (EXCLUDES SYNERGIES
AND TOM EXPANSION)(6)
----------------------------------------
Revenues........................................      $ 887.2    $ 1,203.8   $1,337.0
EBITDA..........................................        211.1        304.9      346.7
EBIT............................................        146.6        225.9      279.7
Net Income......................................        (34.0)        29.8       60.7
EPS(3)..........................................        (1.20)        1.05       2.14

------------------------
(2) 1995 pro forma for add-back of the Trump management fee and Trump Realty lease payment.
(3) 1995 results pro forma for current capital structure, tax rate and G&A expenses and assumes $2.3 million of corporate overhead.
(4) Excludes pre-opening expenses.
(5) Reported 1995 EPS will be approximately ($0.20) per share representing the period from June 7 through December 31, 1995.
(6) $3.1 million penthouse lease expense is added back since Trump Plaza East option assumed to be exercised.


-------------------------------------------------------------------------- D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

ACCRETION/DILUTION ANALYSIS(1)

                                                      FISCAL YEAR ENDING DECEMBER 31,
                                                     --------------------------------
                                                                     PROJECTED
                                                     ESTIMATED   --------------------
                                                      PF 1995     1996         1997
                                                     ---------   ------      --------
EARNINGS PER SHARE:
------------------
Wonder Stand-Alone EPS(2) (3)......................  ($0.83)      $1.72      $   2.60

Pro Forma Combined EPS:
  Unadjusted.......................................  ($1.20)      $1.05      $   2.14
  Accretion (Dilution).............................  (45.3)%      (38.8)%       (17.7)%

  Adjusted For Synergies(4)........................  ($0.88)      $1.24      $   2.52
  Accretion (Dilution).............................   (6.8)%      (28.1)%        (3.2)%

  Adjusted For Tom Expansion.......................    NM           NM       $   2.62
  Accretion (Dilution).............................    NM           NM            0.6%

  Adj. For Synergies(4) and Tom Expansion..........    NM           NM       $   3.00
  Accretion (Dilution).............................    NM           NM           15.1%

------------------------
(1) Assumes $20.00 Wonder stock price.  Excludes effect of Trump warrants.
(2) 1995 results pro forma for current capital structure, tax rate and G&A expenses and assumes $2.3 million of corporate overhead.
(3) Excludes pre-opening expenses.
(4) Assumes $9.0 million of synergies for FY 1995 and FY 1996 and $18.3 million for FY 1997.


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

COMPARATIVE ACCRETION/DILUTION ANALYSIS
($ in millions, except per share data)

                                                OLD STRUCTURE            NEW STRUCTURE
                                           --------------------      --------------------
                                             1996         1997         1996       1997
                                           --------     -------      -------     --------
ASSUMES EXPANSION AND SYNERGIES
-------------------------------
Standalone EPS                             $  1.72      $  2.60      $  1.72     $   2.60

Combined Net Income                        $  40.6      $  90.5      $  35.0     $   85.0
Pro Forma Shares Outstanding                 26.35        26.35        28.35        28.35
                                           -------      -------      -------     --------
  Combined EPS                             $  1.54      $  3.43      $  1.24     $   3.00
  Accretion (Dilution)                       (10.4)%       31.9%       (28.1)%       15.1%


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

EPS ACCRETION/DILUTION - SENSITIVITY ANALYSIS(1)

                                                            PROJECTED
                                                        ------------------
                                                          1996       1997
                                                        -------    -------
10% EPS REDUCTION:
-----------------
Wonder Stand-Alone EPS..............................    $  1.55    $  2.34
Pro Forma Combined EPS:
  Unadjusted........................................    $  0.95    $  1.99
  Accretion (Dilution)..............................     (38.6)%    (15.2)%

  Adjusted For Synergies(2).........................    $  1.13    $  2.36
  Accretion (Dilution)..............................     (26.7)%      0.9%

  Adjusted For Tom Expansion........................       NM      $  2.46
  Accretion (Dilution)..............................       NM         5.1%

  Adj. For Synergies(2) and Tom Expansion...........       NM      $  2.84
  Accretion (Dilution)..............................       NM        21.3%


25% EPS REDUCTION:
-----------------
Wonder Stand-Alone EPS..............................    $  1.29    $  1.95
Pro Forma Combined EPS:
  Unadjusted........................................    $  0.80    $  1.75
  Accretion (Dilution)..............................     (38.2)%    (10.3)%

  Adjusted For Synergies(2).........................    $  0.98    $  2.13
  Accretion (Dilution)..............................     (23.9)%      9.1%

  Adjusted For Tom Expansion........................       NM      $  2.23
  Accretion (Dilution)..............................       NM        14.2%

  Adj. For Synergies(2) and Tom Expansion...........       NM      $  2.61
  Accretion (Dilution)..............................       NM        33.5%

------------------------
(1) Assumes $20.00 Wonder stock price.  Excludes effect of Trump warrants.
(2) Assumes $9.0 million of synergies for FY 1996 and $18.3 million for FY
    1997.


---------------------------------------------------------------------------D L J
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

25% EPS REDUCTION:
-----------------
Wonder Stand-Alone EPS..............................    $  1.29    $  1.95
Pro Forma Combined EPS:
  Unadjusted........................................    $  0.80    $  1.75
  Accretion (Dilution)..............................     (38.2)%    (10.3)%

  Adjusted For Synergies(2).........................    $  0.98    $  2.13
  Accretion (Dilution)..............................     (23.9)%      9.1%

  Adjusted For Tom Expansion........................       NM      $  2.23
  Accretion (Dilution)..............................       NM        14.2%

  Adj. For Synergies(2) and Tom Expansion...........       NM      $  2.61
  Accretion (Dilution)..............................       NM        33.5%


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                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

CONSIDERATIONS

     .  Size of equity offering

     .  Class A Option: stock vs. cash

     .  Lock-ups

     .  Absence of definitive agreements



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                                                    DONALDSON, LUFKIN & JENRETTE
                                      -8-